UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

AMERICAN CAMPUS COMMUNITIES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:____________________________
	(2)	Aggregate number of securities to which transaction applies:___________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction:__________________________________
	(5)	Total fee paid:________________________________________________________________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:________________________________________________________
	(2)	Form, Schedule or Registration Statement No.:______________________________________
	(3)	Filing party:__________________________________________________________________
	(4)	Date filed:___________________________________________________________________

AMERICAN CAMPUS COMMUNITIES, INC.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 1, 2020 AT 9:00 A.M. CENTRAL TIME

The following Notice of Change of Time and Location relates to the proxy statement (the “Proxy Statement”) of American Campus Communities, Inc. (the “Company”), dated March 12, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 1, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 8, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF TIME AND LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2020

To the Stockholders of American Campus Communities, Inc.:

NOTICE IS HEREBY GIVEN that the time and location of the Annual Meeting of Stockholders of American Campus Communities, Inc. has been changed. The Annual Meeting will be held on Monday, June 1, 2020 at 9:00 a.m., central time, at our corporate office located at 12700 Hill Country Blvd., Suite T-200, Austin, Texas.

We currently intend to hold the Annual Meeting in person. However, we are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees beyond those described in the Proxy Statement or may decide to hold the meeting in a different location or solely over the internet in a virtual meeting format rather than in person. If we take any of these actions, or there are any other changes with regard to our Annual Meeting, we will announce the decision in advance. Please follow us on the Investor Relations section of our website at www.AmericanCampus.com for current information regarding any change.

As described in the Proxy Statement for the Annual Meeting, you are entitled to vote in the Annual Meeting if you were a stockholder as of the close of business on March 9, 2020, the record date for the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the Proxy Statement for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in time or location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Daniel B. Perry
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

April 8, 2020

Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to Be Held on June 1, 2020

The Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available in the Investor Relations section of our website at www.AmericanCampus.com under “SEC Filings.”